EXHIBIT 23.1


                         CONSENT OF INDEPENDENT AUDITORS



Board of Directors
ATNG Inc.
Fenton, Michigan  48430


     We hereby consent to the incorporation by reference in this Registration Statement of ATNG Inc. on Form S-8, of our report dated April 30, 2003, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern of ATNG Inc. for the year ended December 31, 2002 and to all references to our firm included in this Registration Statement.

/s/  Hunter, Atkins & Russell, PLC

Hunter, Atkins & Russell, PLC
Oklahoma City, Oklahoma
August 28, 2003


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